EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Malvern Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2014, the undersigned, Dennis Boyle, Senior Vice President and Chief Financial Officer of the Company (who is also performing the duties as acting principal executive officer of the Company as of the date of this Certification), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 8, 2014	By:	/s/ Dennis Boyle
Dennis Boyle
(Also performing duties as acting principal executive officer as of the date hereof and signing in such additional capacity.)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Malvern Bancorp, Inc. and will be retained by Malvern Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.